Exhibit 5.1

910 Louisiana Houston, Texas 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN Brussels DALLAS DUBAI HOUSTON London	NEW YORK PALO ALTO RIYADH San Francisco WASHINGTON

August 5, 2022

CVR Partners, LP

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Ladies and Gentlemen:

We have acted as counsel for CVR Partners, LP, a Delaware limited partnership (the “Partnership”), CVR Nitrogen Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), and the subsidiaries listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing by the Issuers and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offering of securities of the Issuers or the Subsidiary Guarantors, as applicable, from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership (the “Primary Common Units”); (ii) preferred units representing limited partner interests in the Partnership (the “Preferred Units”); (iii) rights to purchase Primary Common Units, Preferred Units or Partnership Securities (as defined below) (the “Rights”); (iv) warrants to purchase Primary Common Units, Preferred Units or Partnership Securities (the “Warrants”); (v) partnership securities representing limited partnership interests or additional equity interests in the Partnership (the “Partnership Securities”); (vi) one or more series of debt securities issued by the Partnership and, if necessary or desirable, Finance Corp. (the “Debt Securities”); and (vii) guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors. The Primary Common Units, Preferred Units, Rights, Warrants, Partnership Securities, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Registration Statement also registers for resale by CVR Services, LLC (the “Selling Unitholder”) up to 3,892,000 common units representing limited partner interests in the Partnership held by the Selling Unitholder (the “Secondary Common Units”).

Each series of Debt Securities and any related Guarantees are to be issued pursuant to an indenture, substantially in the form filed as Exhibit 4.6 to the Registration Statement, to be entered into by the Issuers, the Subsidiary Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (as may be amended or supplemented from time to time, the “Indenture”). The Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities and any related Guarantees, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture Document”), by and among the Issuers, the Subsidiary Guarantors party thereto and the trustee thereunder, establishing the form and terms of such series of Debt Securities and any related Guarantees.

CVR Partners, LP	- 2 -	August 5, 2022

In our capacity as your counsel in connection with the filing referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement and the prospectus contained therein; (ii) the Third Amended and Restated Limited Liability Company Agreement of CVR GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to date; (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the Amended and Restated Certificate of Limited Partnership of the Partnership; (iv) the certificate of formation, limited liability company agreement, certificate of limited partnership, limited partnership agreement, certificate of incorporation and bylaws, as applicable, of Finance Corp. and each Subsidiary Guarantor, each as amended to date; (v) the Indenture; (vi) originals, or copies certified or otherwise identified, of the partnership, limited liability company and corporate records of the Issuers, the General Partner and the Subsidiary Guarantors, as furnished to us by the General Partner; (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Issuers, the General Partner and the Subsidiary Guarantors; and (viii) statutes and other instruments and documents as we deemed necessary or advisable for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) a definitive warrant agreement, rights agreement or similar agreement with respect to any Warrants or Rights will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (vi) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vii) the certificates, if any, for the Primary Common Units or Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Primary Common Units or Preferred Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership, in each case in accordance with the provisions of the governing documents of the Partnership; (viii) the Indenture and the Guarantees have been, or will be, as applicable, duly authorized, executed and delivered by the parties thereto; and (ix) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	With respect to the Primary Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Primary Common Units, and (b) such Primary Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Primary Common Units will be duly authorized and validly issued under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and purchasers of the Primary Common Units will have no obligation to make further payments for their purchase of Primary Common Units or contributions to the Partnership solely by reason of their ownership of the Primary Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

CVR Partners, LP	- 3 -	August 5, 2022

2.	With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and caused the Partnership Agreement to be amended to reflect the terms of the Preferred Units and (b) such Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Preferred Units will be duly authorized and validly issued under the Delaware LP Act, and purchasers of the Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of the Preferred Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

3.	With respect to the Rights and Warrants, when (a) the Partnership has taken all necessary action to approve the creation of and the issuance and terms of such Rights and Warrants, the terms of the offering and related matters and (b) the Rights and Warrants have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Partnership, and upon payment of any consideration therefor provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, then the Rights and Warrants will constitute valid and legally binding obligations of the Partnership in accordance with their respective terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification or (iv) any implied covenants of good faith and fair dealing.

4.	With respect to the Debt Securities and related Guarantees, when (a) an indenture substantially in the form of the Indenture has been duly authorized and validly executed and delivered by the Issuers, the Subsidiary Guarantors and the trustee thereunder, (b) the Issuers and Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and related Guarantees in accordance with the terms of the Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Issuers, and, as applicable, the Subsidiary Guarantors and the trustee thereunder, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) such Debt Securities and related Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Issuers and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Issuers or the Subsidiary Guarantors, as applicable, enforceable against the Issuers or the Subsidiary Guarantors, as applicable, in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification or (iv) any implied covenants of good faith and fair dealing.

5.	With respect to the Secondary Common Units, the Secondary Common Units have been duly authorized and validly issued under the Delaware LP Act, and purchasers of the Secondary Common Units have no obligation to make further payments for their purchase of Secondary Common Units or contributions to the Partnership solely by reason of their ownership of the Secondary Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

CVR Partners, LP	- 4 -	August 5, 2022

The opinions set forth above are limited in all respects to matters of the contract laws of the State of New York, the Delaware LP Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and the federal laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Schedule I

Coffeyville Resources Nitrogen Fertilizers, LLC

CVR Nitrogen, LP

CVR Nitrogen GP, LLC

CVR Nitrogen Holdings, LLC

East Dubuque Nitrogen Fertilizers, LLC